         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANCORP RHODE ISLAND, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Rhode Island                                           05-0509802
---------------------------------------------        ---------------------------
(State or other jurisdiction of incorporation        (I.R.S. Employer
                                                     Identification No.)
 or organization)

One Turks Head Place, Providence, Rhode Island                    02903
----------------------------------------------         -------------------------
(Address of Principal Executive Offices)                        (Zip Code)

                2002 Incentive and Nonqualified Stock Option Plan
                  Non-Employee Directors Stock Plan, as amended
         ---------------------------------------------------------------
                            (Full title of the plans)

                          Merrill W. Sherman, President
                           Bancorp Rhode Island, Inc.
                              One Turks Head Place
                              Providence, RI 02903
                              --------------------
                     (Name and address of agent for service)

                                 (401) 456-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

      ====================================================================
                         CALCULATION OF REGISTRATION FEE
      ====================================================================
Title of                              Proposed               Proposed
securities          Amount            maximum                maximum              Amount of
to be               to be             offering price         aggregate            registration
registered          registered (1)    per share(2)           offering price       fee
----------------------------------------------------------------------------------------------
Common Stock        225,000           $23.32                 $5,247,000           $1,255
(par value
$0.01)
----------------------------------------------------------------------------------------------

(1)  Based solely on the number of shares of common  stock,  par value $0.01 per
     share  (the  "Common   Stock"),   of  Bancorp  Rhode   Island,   Inc.  (the
     "Registrant")  reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans"). In addition to such shares, this Registration Statement covers an undetermined number  of  shares of Common  Stock of the  Registrant  that,  by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(h), pursuant to which a total of 225,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options to be granted are deemed to be offered at $23.32 per share,  the average of the high and low prices of the Registrant's Common Stock as reported by The
     Nasdaq Stock Market(R)on May 21, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

     Not required to be filed with the Securities and Exchange  Commission  (the
"Commission").

Item 2.           Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.

     Note:  The documents  containing the  information  specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to
Rule 424. These  documents and the documents  incorporated  by reference in this registration  statement  pursuant  to  Item 3 of Part  II of  this  Form,  taken together,  constitute a prospectus that meets the  requirements of Section 10(a)
of the Securities Act of 1933, as amended ("Securities Act").

                        Registration of Additional Shares

     The  Registrant  filed a  Registration  Statement  with the  Commission  on
September 22, 2000 on Form S-8,  incorporated  herein by reference,  relating to the Registrant's  1996 Incentive and Nonqualified  Stock Option Plan, as amended
(the "1996  Plan") and the  Non-Employee  Directors  Stock Plan (the  "Directors
Plan"),  registering  425,000  shares of Common Stock reserved for issuance upon exercise  of  options  granted  or to be  granted  under  the 1996  Plan and the
Directors Plan. On May 15, 2002, the shareholders of the Registrant  approved an amendment to the Directors Plan, increasing the number of shares of Common Stock authorized  for issuance  under the  Directors  Plan from 40,000 to 65,000,  and approved the Registrant's 2002 Incentive and Nonqualified Stock Option Plan (the
"2002 Plan"). This Registration Statement shall serve to register the additional
25,000 shares  issuable under the Directors Plan and the 200,000 shares issuable under the 2002 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The  following   documents  and  information   heretofore  filed  with  the
Commission by the Registrant are incorporated by reference in this  registration statement:

     (1)  The  description  of the  Registrant's  Common Stock  contained in the
          Registrant's  Registration  Statement  filed  under  Section 12 of the
          Securities  Exchange Act of 1934, as amended  ("Exchange Act") on Form
          8-A,  including  all  amendments  or reports  filed for the purpose of updating such description.

     (2)  The Annual  Report of the  Registrant on Form 10-K for the fiscal year ended December 31, 2001.

     (3)  The  Registrant's  Quarterly Report on Form 10-Q for the quarter ended
          March 31, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange  Act after the end of the fiscal year ended  December
31, 2001 and prior to the date of the  termination of the offering of the Common
Stock offered hereby shall be deemed to be  incorporated  by reference into this registration  statement  and to be a part hereof from the date of filing of such documents.  Any  statement  contained  herein or in a document  incorporated  or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded  for  purposes of this  registration  statement  to the extent that a statement  contained  herein  or in any  document  which is or is  deemed  to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this registration statement.

     The  Registrant  will  provide  without  charge  to each  person  to whom a
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to Albert
R. Rietheimer, Chief Financial Officer, Bank Rhode Island, One Turks Head Place,
Providence,  Rhode  Island  02903.  Telephone  requests may be directed to (401)
456-5000.

Item 4.         Description of Securities.

                Not applicable.

Item 5.         Interests of Named Experts and Counsel.

     Certain  legal  matters in  connection  with the  validity of the shares of
Common  Stock  offered  hereby  have  been  passed  upon for the  Registrant  by
Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903.
Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant and a member of the Registrant's Board of Directors.

Item 6.           Indemnification of Directors and Officers.

     Item 20. "Indemnification of Directors and Officers" of Part II of the Form
S-4  Registration  Statement  declared  effective by the Commission on April 13,
2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.           Exemption from Registration Claimed.

     Not applicable.

Item 8.           Exhibits.

         Exhibit No.          Description
         ----------           -----------

         5                    Opinion of Hinckley, Allen & Snyder LLP

         23.1                 Consent of KPMG LLP

         23.2                 Consent of Hinckley, Allen & Snyder LLP
                              (contained in their opinion filed as Exhibit 5)

         24                   Power of Attorney (included on signature page of
                              this Registration Statement)

Item 9.           Undertakings.

1.       Rule 415 offering.  The undersigned Registrant hereby undertakes:

     a.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i.   To include any  prospectus  required  by Section  10(a)(3) of the
               Securities Act;

          ii.  To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information set forth in the registration statement; and

          iii. To include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the
               registration  statement;   PROVIDED,   HOWEVER,  that  paragraphs
               (a)(1)(i)  and  (a)(1)(ii)  do  not  apply  if  the  registration statement  is on  Form  S-3,  Form  S-8  or  Form  F-3,  and  the
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant  pursuant to Section 13 or 15(d) of the  Exchange  Act that are incorporated by reference in the registration statement.

     b.   That,  for  the  purpose  of  determining   liability  under  the
          Securities  Act,  each  such  post-effective  amendment  shall be deemed  to  be a  new  registration  statement  relating  to  the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     c.   To  remove  from   registration  by  means  of  a  post-effective
          amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

2.   Filings  incorporating  subsequent  Exchange Act documents by reference.
     The  undersigned   Registrant  hereby  undertakes  that,  for  purposes  of
     determining  any  liability  under the  Securities  Act, each filing of the
     Registrant's  annual  report  pursuant  to  Section  13(a)  or 15(d) of the
     Exchange Act (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration  statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3.   Incorporated  annual and quarterly reports.  The undersigned  registrant hereby  undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the  prospectus is sent or given,  the latest annual report  to  security  holders  that is  incorporated  by  reference  in the prospectus and furnished  pursuant to and meeting the  requirements of Rule
     14a-3 or Rule 14c-3 under the Exchange  Act; and,  where interim  financial information  required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus,  to deliver,  or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.   Requests for  acceleration  of effective date or filing of  registration statement on Form S-8. Insofar as indemnification  for liabilities  arising under the  Securities  Act may be  permitted  to  directors,  officers  and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,  the  Registrant  has been advised that in the opinion of the
     Commission  such  indemnification  is against public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant for expenses  incurred or paid by a director,  officer or controlling  person of the  Registrant  in the  successful  defense  of any action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling person in connection with the securities being registered,  the
     Registrant  will,  unless in the opinion of its counsel the matter has been settled  by  controlling  precedent,  submit  to  a  court  of  appropriate jurisdiction  the question  whether such  indemnification  by it is against public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Providence, State of Rhode Island, on the 15th day of
May, 2002.
                                   BANCORP RHODE ISLAND, INC.

                                   By:  /s/ Merrill W. Sherman
                                       ----------------------------------
                                           Merrill W. Sherman
                                           President and Chief Executive Officer

     We, the undersigned  officers and directors of Bancorp Rhode Island,  Inc., in the City of Providence,  Rhode Island hereby severally constitute and appoint
Merrill W. Sherman and Albert R.  Rietheimer our true and lawful  attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities  indicated below,  the Registration  Statement on
Form  S-8  filed  herewith  and  any and all  pre-effective  and  post-effective amendments to said Registration  Statement,  and generally to do all such things in our names and on our behalf in our  capacities  as officers and  directors to enable  Bancorp  Rhode  Island,  Inc.  to  comply  with  the  provisions  of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange Commission,  hereby ratifying and confirming our signatures as they may be  signed  by our  said  attorneys,  or any one of them,  to said  Registration
Statement and all amendments thereto.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated:

Signature                       Title                                     Date
---------                       -----                                     ----

/s/ Merrill W. Sherman         President and Chief Executive Officer;    5/15/02
--------------------------     Director
    Merrill W. Sherman

/s/ Albert R. Rietheimer       Chief Financial Officer and Treasurer     5/15/02
--------------------------     (Principal Financial and Accounting
    Albert R. Rietheimer        Officer)

/s/ Karen Adams                Director                                  5/15/02
--------------------------
    Karen Adams

/s/ Anthony F. Andrade         Director                                  5/15/02
--------------------------
    Anthony F. Andrade

/s/ John R. Berger              Director                                 5/15/02
---------------------------
    John R. Berger

/s/ Malcolm G. Chace             Director                                5/15/02
---------------------------
    Malcolm G. Chace

/s/ Ernest J. Chornyei, Jr.      Director                                5/15/02
---------------------------
    Ernest J. Chornyei, Jr.

/s/ Karl F. Ericson              Director                                5/15/02
---------------------------
    Karl F. Ericson

/s/ Margaret D. Farrell          Director                                5/15/02
---------------------------
    Margaret D. Farrell

/s/ Mark R. Feinstein            Director                                5/15/02
---------------------------
    Mark R. Feinstein

/s/ Edward J. Mack II            Director                                5/15/02
---------------------------
    Edward J. Mack II

/s/ Donald J. Reaves             Director                                5/15/02
---------------------------
    Donald J. Reaves

/s/ Cheryl W. Snead              Director                                5/15/02
---------------------------
    Cheryl W. Snead

/s/ John A. Yena                 Director                                5/15/02
---------------------------
    John A. Yena

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       EXHIBIT
------                       -------

5                            Opinion of Hinckley, Allen &
                             Snyder LLP

23.1                         Consent of KPMG LLP

23.2                         Consent of Hinckley, Allen &
                             Snyder LLP (contained in their
                             opinion filed as Exhibit 5)

24                           Power of Attorney (included on
                             signature page of this Registration
                             Statement)

                                    Exhibit 5
                                    ---------

                                               1500 FLEET CENTER
                                               PROVIDENCE, RHODE ISLAND 02903
                                               (401) 274-2000
                                               FAX (401) 277-9600
HINCKLEY, ALLEN & SNYDER   LLP
--------------------------------------------------------------------------------
Attorneys at Law

                                                              May 15, 2002

Bancorp Rhode Island, Inc.
One Turks Head Place
Providence, RI 02903

          RE:  Registration  Statement  on  Form  S-8  for  2002  Incentive  and
               Nonqualified   Stock  Option  Plan  and  Non-Employee   Directors
               Stock Plan, as amended
               -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Bancorp  Rhode  Island,  Inc.,  a Rhode  Island corporation (the "Company"), in connection with the filing by the Company of the
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities and Exchange Commission relating to Two Hundred Twenty-five  Thousand
(225,000)  shares of the Company's  common stock, par value $0.01 per share (the
"Common  Stock"),  issuable under the Company's 2002 Incentive and  Nonqualified
Stock  Option Plan and the  Company's  Non-Employee  Directors  Stock  Plan,  as
amended (the "Plans").

     In connection with this opinion, we have examined the Company's Articles of
Incorporation, the by-laws of the Company, the Registration Statement, corporate proceedings  of the Company  relating to the issuance of the Common  Stock,  the
Plans and such other  instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original  documents of all copies  furnished to us as original or photostatic copies.

     Based upon and subject to the  foregoing,  we are of the  opinion  that the
Common  Stock which may be issued under the Plans has been duly  authorized  and when issued in  accordance  with the terms of the Plans will be validly  issued, fully paid and non-assessable.

     We hereby  consent  to the use of our  opinion  as  herein  set forth as an exhibit  to the  Registration  Statement.  This  opinion is  rendered  to you in connection with the  Registration  Statement,  and except as consented to in the preceding  sentence,  may not be relied upon or furnished to any other person in any context.  In giving such consent, we do not thereby admit that we are within the  category  of persons  whose  consent  is  required  under  Section 7 of the
Securities  Act of 1933 or the  rules  and  regulations  of the  Securities  and
Exchange Commission thereunder.

                                               Very truly yours,

                                               /s/ Hinckley, Allen & Snyder LLP
                                               --------------------------------

                                  Exhibit 23.1
                                  ------------

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Bancorp Rhode Island, Inc.

We consent to incorporation  by reference in the registration  statement on Form
S-8 of Bancorp Rhode Island, Inc. of our report dated January 16, 2002, relating
to  the  consolidated   balance  sheets  of  Bancorp  Rhode  Island,   Inc.  and
subsidiaries  as of December 31, 2001,  and 2000,  and the related  consolidated statements of  operations,  changes in  shareholders'  equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K.

/s/ KPMG LLP
--------------

Boston, Massachusetts
May 20, 2002